UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 23, 2010
MACC PRIVATE EQUITIES INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	0-24412	42-1421406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
580 Second Street, Suite 102, Encinitas, California 92024
(Address of Principal Executive Offices)		(Zip Code)
(760) 479-5080 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2010, MACC Private Equities, Inc. (the "Company") received a delisting determination letter from the staff of the Nasdaq Stock Market ("Nasdaq"), due to the Company's failure to regain compliance with the Nasdaq Capital Market's minimum bid price requirement for continued listing, set forth in Nasdaq Listing Rule 5550(a)(2).  Unless an appeal is filed, as discussed below, the Company's securities will be delisted from the Nasdaq Capital Market and the trading of the Company's common stock will be suspended at the opening of business on March 25, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company's securities from listing and registration on The Nasdaq Stock Market.

The Company expects to appeal the Nasdaq Staff's determination within seven days of receipt of the letter, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.  As stated above, if such an appeal is made, it will stay the suspension of the Company's securities and the filing of the Form 25-NSE until a hearing process concludes and the Hearing Panel has issued a written decision.  Failure to request a hearing within seven calendar days will result in the suspension of trading and delisting of the Company's common stock under the terms of the delisting determination letter.  The Company may either request an oral hearing or a hearing based solely on written submissions.  Hearings are typically scheduled 30 to 45 days from a company's request for a hearing date.  The Hearing Panel generally issues a written decision approximately 35 days after the hearing, but a company could receive a written decision sooner.  Based on this timeline, the Company expects to be issued a written decision from the Hearing Panel no sooner than 60 days from March 16, 2010. Therefore, if an appeal is made no delisting action will be taken before the hearing process concludes and the Hearing Panel has issued a written decision.  There can be no assurance that the Hearing Panel will grant the Company's request for continued listing in this written decision.

On September 15, 2009, the Company received a letter from Nasdaq notifying it that the bid price per share for the Company's common stock has closed below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, the Company no longer met the minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2). Pursuant to Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company's common stock was required to close above $1.00 for a minimum of ten consecutive trading days during this initial 180 calendar day period.  Alternatively, the Company was eligible for an additional 180 calendar day compliance period if it met the initial listing standards of The Nasdaq Capital Market, with the exception of bid price, at the end of the initial 180 calendar day grace period on March 15, 2010.  The Company failed to meet these initial listing criteria and as a result did not qualify for any additional grace period under the Listing Rules.

On March 23, 2010, the Company issued a press release announcing that it had received the aforementioned notice from Nasdaq Stock Exchange.  The full text of the press release is included in this document as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release dated March 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 2010

MACC PRIVATE EQUITIES INC.

By:	/s/ Travis T. Prentice
Travis T. Prentice
President and CEO

Exhibit Index

Exhibit
Number                                Description

99.1                      Press Release dated March 23, 2010.